AMERITYRE CORPORATION

2005 PRIVATE PLACEMENT

Subscription Documents

(For Accredited Investors)

AMERITYRE CORPORATION

INSTRUCTIONS FOR COMPLETING SUBSCRIPTION DOCUMENTS

GENERAL

This packet contains the documents that are required to be completed by investors and maintained by AMERITYRE CORPORATION (the "Company"), in an effort to document the facts relied on by the Company for claiming one or more exemptions from registration under applicable federal and state securities laws in connection with the offer and sale of shares and related warrants in the Company's 2005 Private Placement Offering (the "Securities").

Completed and manually executed subscription documents with payment as provided below must be delivered to the Company, which will review the subscription documents and other information available to it to determine whether or not to accept the subscription.

The following list of individual documents that must be furnished may be used as a check list to assure that all necessary documents have been completed and delivered to the Company:

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1.

Securities Subscription Agreement

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2.

Suitability Letter

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3.

Investment Letter

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4.

Certificate of Partnership, Corporation, or Other Entity (if applicable)

CORPORATIONS, PARTNERSHIPS, AND OTHER LEGAL ENTITIES

If the subscriber is a corporation, partnership, trust, or other legal entity, it must also furnish a certificate executed by the corporate secretary, partner, trustee, or other appropriate officer to the effect that the person signing the subscription has been duly authorized to do so; that the subscription is being made in accordance with the articles of incorporation, bylaws, partnership agreement, trust agreement, or other governing instrument as applicable in the circumstances; and that such entity was not formed for the principal purpose of making the investment.  Advice regarding the form and content of such certificate appropriate in specific circumstances will be provided on request.

SPECIAL INSTRUCTIONS

Persons subscribing jointly (example:  husband and wife) must sign the Subscription Agreement.  All blanks in the Subscription Agreement must be completed with respect to all persons so purchasing.  You should read carefully the subscription documents before subscribing for the purchase of the Securities.  Once accepted by the Company, subscriptions may not be revoked.

Persons Subscribing Through an Attorney-in-Fact

A subscriber may authorize another person (an attorney-in-fact) to subscribe for the Securities on the subscriber's behalf.  To do so, a subscriber must execute a power of attorney which appoints such other person as attorney-in-fact and authorizes him in that capacity to execute a Subscription Agreement signed on behalf of a subscriber by an attorney-in-fact must be accompanied by a copy of a power of attorney in proper form executed by such subscriber.

Commissions

You should be aware that in connection with your subscription, the Company may, at its discretion, use a portion of the subscription proceeds to pay compensation to a third party in the form of a commission to an eligible broker-dealer registered with the NASD and the SEC.  The Offering to which this subscription relates will be conducted on a "best efforts - all or none” basis by the Company’s officers and directors, who will not receive a commission in connection with the sale of the Securities.

Retain Copies

You should read carefully the subscription documents before subscribing for the purchase of the Securities.  Once accepted by the Company, subscriptions may not be revoked.  You should make a duplicate copy of the subscription documents for your own files.  After processing, a copy of the Securities Subscription Agreement, signed by the Company, will be returned to subscribers with the share certificate and related warrant certificate.

Payment

The subscriber shall pay the Purchase Price to the Company by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each subscriber, stock certificates (in the denominations as such subscriber shall request) (the “Common Stock Certificates”) representing such number of the Common Shares which such subscriber is then purchasing, along with the Warrants such subscriber is purchasing hereunder, duly executed on behalf of the Company and registered in the name of such subscriber or its designee.

BANK OF AMERICA

900 Nevada Highway

Boulder City, NV 89005

Tel: (702) 654-6001

ABA No.: 026009593

For Credit to the Account of Amerityre Corporation Account No.: 111681094

Questions

If you have any questions regarding the completion of the documents in this packet, contact Company personnel as follows:

Mr. Elliott N. Taylor, Executive Vice-President and General Counsel

Amerityre Corporation

1501 Industrial Road

Boulder City, Nevada 89005

Toll Free: (800) 808-1268

Fax: (702) 294-8972

entaylor@amerityre.com

SECURITIES SUBSCRIPTION AGREEMENT

THIS SECURITIES SUBSCRIPTION AGREEMENT (this "Agreement") is entered into by and between AMERITYRE CORPORATION, a Nevada corporation (the "Company"), and the undersigned subscriber to purchase securities of the Company pursuant hereto (the "Investor").

The Company is offering for sale Units of the Company’s securities at a purchase price of Thirty-Six Dollars $36.00 per Unit.  Each Unit consists of eight (8) shares of the Company's Common Stock, $0.001 par value (the "Common Stock"), a Class A Warrant  (the “Class A Warrant”) for the purchase of one (1) share of Common Stock at an exercise price of $5.00 exercisable for a three (3) year period and a Class B Warrant (the “Class B Warrant) for the purchase of one (1) share of Common Stock at an exercise price of $5.50 exercisable for a five (5) year period.  The Class A and Class B Warrants are subject to redemption by the Company.

On the foregoing premises, the Investor hereby subscribes for the purchase of Units on the following terms and conditions:

1.

Subscription to Purchase

1.1

Offer to Purchase.  Subject to the terms and conditions of this Agreement, the

Investor irrevocably subscribes to purchase as follows:

Name of Investor: ______________________________________________________________

Number of Units:  _______________________________________________________________

Total Subscription Price: _________________________________________________________

With this Agreement, the Investor is also tendering to the Company:  (I) a suitability letter, (ii) an investment letter, (iii) payment of the full subscription amount, and (iv) certificate of corporation, partnership, or other entity, if applicable.  The foregoing are sometimes hereinafter referred to as the "Subscription Documents."

1.2

Acceptance or Rejection.  The acceptance or rejection of the offer to purchase Units shall take place at such time and place within a maximum of three (3) business days of the date hereof, as the Company may specify (which time and place are designated as the “Closing”).  The Investor has read and understands that the Company shall either (a) accept this subscription and cause to be delivered to the Investor certificates for the Common Stock and the Warrants, all against delivery to the Company of the full purchase price for the Securities, or (b) reject this subscription and return to the Investor his or her subscription.

2.

Representations of the Investor.  The Investor hereby represents and warrants as follows:

2.1

Age.  The Investor, if a natural person, is over the age of 18 years.

2.2

No Governmental Approval.  The Investor acknowledges that neither the United  States Securities and Exchange Commission nor the securities commission of any other state or  federal agency has made any determination as to the merits of purchasing the Securities.

2.3

Information Provided by the Investor.  All information which the Investor has  provided or is providing the Company, or to its agents or representatives concerning the Investor's suitability to invest in the Company is complete, accurate, and correct as of the date of the signature on the last page of this Agreement.  Such information includes, but is not limited to, information concerning the Investor's personal financial affairs, business position, and the knowledge and experience of the Investor.

2.4

Information Provided by the Company.  The Investor has been provided with all  material and information requested by the Investor, including any information requested to verify any information furnished, and there has been direct communication between the Company and the Investor in  connection with information regarding the purchase made hereby.  There has been made available the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this offering  and to obtain any additional information (to the extent the Company possesses such information  or can acquire it without unreasonable effort or expense) desired or necessary to verify the accuracy  of the information provided.

2.5

Subscription Subject to Acceptance.  The Investor acknowledges that this Agreement may be accepted or rejected by the Company with respect to all or part of the  amount subscribed and that, to the extent the subscription may be rejected, the accompanying  subscription payment will be refunded without payment of interest and without deduction of expenses.

2.6

Financial Condition of the Investor.  The Investor has adequate means of  providing for his or her current needs and possible personal contingencies and has no need  now, and anticipates no need in the foreseeable future, to sell the Common Stock in the Company for which the undersigned hereby subscribes. The Investor represents that Investor is able to bear the economic risks of this investment and is able to hold the securities for an indefinite  period of time and has a sufficient net worth to sustain a loss of the entire investment, in the event such loss should occur.

2.7

Purchase Entirely for Own Account.  The Investor has no present intention of dividing the Common Stock with others or of reselling or otherwise disposing of any portion of the  Securities, unless registered pursuant to a registration statement filed with the Securities and  Exchange Commission or pursuant to an exemption from registration.

2.8

No Reliance on Unauthorized Representations.  The Investor has relied on no  representations from the Company, or any broker or salesman or their partners, shareholders,  directors, officers, employees, or agents.  In making a decision to purchase the Securities, the  Investor has made an independent investigation without assistance of the Company.

2.9

No Solicitation.  The Investor was at no time solicited by any leaflet, public  promotional meeting, circular, newspaper or magazine article, radio or television  advertisement, or any other form of general advertising or solicitation in connection with the  offer, sale, or purchase of the Securities.

2.10

Commission or Finder's Fee.  Investor understands and acknowledges that the Company, at its discretion, may use a portion of the subscription proceeds to pay compensation to a third party in the form of a commission to an eligible broker-dealer registered with the NASD and the SEC, or as a fee to a "finder" as that term is interpreted under state and federal securities regulations.

3.

Representations of the Company.  The Company represents and warrants to the Investor that, as of the Closing:

3.01

Organization and Qualification.  The Company is a corporation duly organized and validly existing in good standing under the laws Nevada and has the requisite corporate power and authorization to own their properties and to carry on its business as now being conducted. The Company does not own or control, directly or indirectly, any interest in any other corporation, association or business entity.

3.02

Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform this Agreement and any other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Subscription Documents”), and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Subscription Documents and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Common Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares issuable upon or exercise thereof, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders.  The Subscription Documents, when duly executed and delivered by the Company, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.  No other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the Subscription Documents and the consummation of the transactions contemplated hereby and thereby.

3.03

Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, of which as of the date hereof, 20,005,516 shares are issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock, of which as of the date hereof, no shares are issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.

3.04

Issuance of Securities.  The Common Shares and Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and nonassessable, and (ii) free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. The issuance by the Company of the Securities is exempt from registration under the 1933 Act.

3.05

No Conflicts.  The execution, delivery and performance of the Subscription Documents by the Company, the performance by the Company of its obligations under the Subscription Documents and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the reservation for issuance and the issuance and registration of the Warrant Shares) will not (i) result in a violation of the Articles of Incorporation or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected.  The Company is not in violation of any term of or in default under its Articles of Incorporation or By-

laws.  The Company is not in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company.  The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity.  Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.

3.06

SEC Reports; Financial Statements.  Since the date of the Company’s Form 10-KSB for the period ended June 30, 2005, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports, and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Reports contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.  Neither the Company nor any of its officers, directors, employees or agents have provided the Investor with any material, nonpublic information.

3.07

Independence of Accountants.  HJ & Associates, LLC, who have certified certain of the financial statements filed with the SEC as part of, or incorporated by reference in, the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005, are independent public accountants as required by the 1934 Act and the rules and regulations thereunder.

3.08

Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general specific or authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.09

Absence of Certain Changes.  Except as disclosed in the SEC Reports, since the date of the Company’s Form 10-KSB for the period ended June 30, 2005 (the “2005 Annual Report”), there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, results of operations or prospects of the Company.  The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.  Except as disclosed in the SEC Reports, since the date of the 2005 Annual Report, the Company has not declared or paid any dividends, sold any assets or had any capital expenditures outside of the ordinary course of business.  Except as disclosed in the SEC Reports, since the date of the 2005 Annual Report, there has not been any other event which could be reasonably expected to have a material adverse effect or which could reasonably be expected to adversely affect the validity or enforceability of, or the authority or the ability of the Company to perform its obligations under the Subscription Documents.

3.10

Litigation.  Except as set forth in the SEC Reports, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, which could reasonably be expected to have a material adverse effect.

3.11

Intellectual Property Rights.

(i)

Definitions.  "Intellectual Property Rights" means any and all of the following and any and all rights in, arising out of, or associated therewith: (a) all United States and foreign issued patents and utility models and applications therefor and all reissues, divisionals, re-examinations, renewals, extensions, provisionals, and continuations thereof, and all equivalent or similar rights anywhere in the world in inventions and discoveries including invention disclosures ("Patents"); (b) all trade secrets and other rights in know-how and confidential or proprietary information ("Trade Secrets"); (c) all copyrights, published or unpublished, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (d) all industrial designs and any registrations and applications therefor throughout the world ("Designs"); (e) all rights in World Wide Web addresses and domain names and applications and registrations therefor; all trade names, logos, symbols, registered and common law trademarks and service marks, intent-to-use applications, and other applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (f) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.  "Company Intellectual Property" means any and all Intellectual Property Rights owned by the Company, or which the Company has the right to use pursuant to written license, sublicense, agreement or permission, that are necessary or appropriate in the development, manufacture, sale or use of any products that are, have been or are proposed to be offered or sold by the Company (“Company Products”) or that are used by the Company or related to, or arise out of the operation or conduct of the business of the Company as currently conducted and proposed to be operated or conducted.

(ii)

Ownership and Use.  The Company owns all rights, title and interests in and to the Company Intellectual Property.  The Company has taken all steps that are reasonably required to protect: (i) the Company's rights in all Company Intellectual Property; and (ii) all Intellectual Property Rights of others as to which the Company has an obligation or duty to protect the same.  Without limiting the generality of the foregoing, all current and former employees, consultants and independent contractors have executed and delivered written proprietary information, confidentiality and assignment of invention and copyright agreements to the Company and, to the knowledge of the Company, no party thereto has breached or violated the terms thereof or has attempted or threatened to challenge the enforceability, scope or applicability of any such agreement to its signatories.  The Company has obtained from each third party who, at the request or the direction of the Company, developed or otherwise created any Company Intellectual Property, a written assignment transferring to the Company all rights, title and interest in and to all such Company Intellectual Property.  No current or former employee, consultant or independent contractor of the Company who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, performed services for the government or any university, college, other educational institution or research center or third party during a period of time during which such employee, consultant or independent contractor also was performing services for the Company.  All Company Intellectual Property is fully transferable, assignable or licensable, as applicable without condition or restriction. The Company has not knowingly misrepresented, or knowingly failed to disclose, any facts or circumstances in any application for any Company Intellectual Property that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Intellectual Property.  All Intellectual Property Rights owned by the Company are owned free and clear of all liens.

(iii)

No Claims.  The Company has not received any written notice or claim, or, to the knowledge of the Company, oral notice or claim, challenging or questioning the Company's ownership in any Company Intellectual Property that is owned by the Company (or written notice of any claim challenging or questioning the ownership in any licensed Company Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to the Company's knowledge, is there a reasonable basis for any such claim.  Neither the Company's use of the Company Intellectual Property nor the production and sale of the Company Products infringes the intellectual property or other rights of others.  The Company has not received any written notice or claim, or, to the knowledge of the Company, oral notice or claim, from any third party claiming that the operation of the business of Company as currently conducted or proposed to be conducted or that any Company Product infringes, misappropriates, violates, dilutes or constitutes the unauthorized use of any valid or enforceable right of any third party, including any Intellectual Property Right of any third party, nor is there a reasonable basis for any such claim of infringement or any claim that the Company does not own any of the Company Intellectual Property owned by the Company free and clear of all liens.

3.12

No Integrated Offering.  Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company take any action or steps that would require registration of any of the Securities under the 1933 Act (except pursuant to the Registration Rights contained herein) or cause the offering of the Securities to be integrated with other offerings.

3.13

Foreign Corrupt Practices.  Neither the Company, nor any director, officer, agent, employee or other person acting on behalf of the Company, has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

3.14

Representations Complete.  None of the representations or warranties made by the Company in this Agreement or any Subscription Document, and none of the statements of, by or regarding the Company made in any schedule or certificate furnished by the Company pursuant to this Agreement or any Subscription Document, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact, necessary in order to make the statements contained herein or therein not misleading.

3.15

Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before the Closing, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing.  The Company shall make all filings and reports relating the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing.

4.

Registration Rights.

4.1

The Company shall use its best efforts to file with the Commission not later than forty-five (45) days after the Closing (the "Filing Date"), and cause to be declared effective within one hundred and twenty (120) days after the Closing (if there are no comments from the Commission) or one hundred eighty (180) days (if comments are received from the Commission) (the "Effective Date"), a registration statement on Form S-2 (or such other form that it is eligible to use) in order to register the securities in this Offering (the “Registrable Securities”) for resale and distribution by the investors in this Offering (the “Sellers”) under the 1933 Act (the "Registration Statement").  The Company will register not less than a number of shares of Common Stock that is equal to the Shares plus the shares issuable upon exercise of the Class A and Class B Warrants.  The Registrable Securities shall be reserved and set aside exclusively for the benefit of each Subscriber and Warrant holder, pro rata, and not issued, employed or reserved for anyone other than each such Subscriber and Warrant holder.  The Registration Statement will immediately be amended or additional registration statements will be immediately filed by the Company as necessary to register additional shares of Common Stock to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities.

4.2

The Company will, as expeditiously as possible:

(a)

prepare and file with the Commission a registration statement required with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of two years, and promptly provide to the holders of the Registrable Securities copies of all filings and Commission letters of comment and notify Subscribers and their counsel within twenty-four (24) hours of (i) notice that the Commission has no comments or no further comments on the Registration Statement, and (ii) the declaration of effectiveness of the registration statement,

(b)

prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the date as of which the Sellers may sell all of the Common Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), and (ii) the date on which (A) the Sellers shall have sold all the Common Shares and the Warrant Shares and (B) none of the Common Shares or Warrants is outstanding (the “Registration Period”). During the Registration Period the Company shall file in a timely manner and as required by law all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(c)

furnish to the Sellers, at the Company's expense, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or their disposition of the securities covered by such registration statement;

(d)

use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Sellers shall request in writing, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(e)

if applicable, list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

(f)

immediately notify the Sellers when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

4.3

In connection with the registration, each Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.  Such information must be provided to the Company promptly upon request in order for the Company to meet the Filing Date and Effectiveness Date targets outlined above.

4.4

All expenses incurred by the Company in complying with this section, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, and fees of transfer agents and registrars are called "Registration Expenses." The Company will pay all Registration Expenses in connection with the registration statement under this section.

4.5

All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any additional counsel to the Seller, are called "Selling Expenses."  Selling Expenses in connection with the registration statement under this section shall be borne by the Seller and may be apportioned among the

Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

5.

Indemnity.

5.01

The Investor hereby agrees to indemnify the Company, any registered sales agent, any finder and any person participating in the offering, to hold them harmless, and to grant them a right of set-off, from and against any and all liability, damages, cost, or expense (including, but not limited to, reasonable attorneys' fees), including the amount paid in settlement and whether or not suit is commenced, incurred on account of or arising out of:

(a)

Any inaccuracy in the Investor's declarations, representations, and warranties set  forth in any subscription document executed and delivered by the Investor in connection with his or her subscription for the Securities;

(b)

The disposition of any of the Securities contrary to the Investor's declarations,  representations, and warranties set forth herein or in any subscription document executed in  connection with his or her subscription for the Securities; and

(c)

Any action, claim, threat, allegation, suit or proceeding based on (i) the claim that any  such declaration, representation, or warranty was inaccurate or misleading or otherwise cause for  obtaining damages or redress from the Company, any sales agent, any finder or any person participating in  the offering; or (ii) the disposition of any of the Securities by any party hereof.

5.02

In consideration of the Investor’s execution and delivery of the Subscription Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Subscription, the Company shall defend, protect, indemnify and hold harmless the Investor and each other holder of the Securities, and all of their respective affiliates, stockholders, officers, directors, employees, direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Subscription Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Subscription Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Subscription Documents or any other certificate, instrument or document contemplated hereby or thereby.

6.

Setoff.  Notwithstanding the provisions of the last preceding section or the enforceability thereof, the Investor hereby grants the Company the right of Setoff against any amounts payable by the Company to the Investor for whatever reason, any and all damages, costs, or expenses (including, but not limited to, reasonable attorneys' fees) incurred on account of or arising out of any of the items referred to in clauses 5.01 (a) through (c) of the preceding section.

7.

Miscellaneous.  The Investor further understands, acknowledges, and agrees that:

(a)

This Agreement is not transferable or assignable by the Investor;

(b)

This Agreement and the related Subscription Documents constitute the entire agreement between the parties respecting the subject matter hereof;

(c)

Notwithstanding any of the representations, warranties, acknowledgments, or agreements made herein by the Investor, the Investor does not hereby or in any other manner waive any rights granted to the Investor under federal or state securities laws; and

(d)

This Agreement does not entitle the undersigned to any rights as a shareholder of the Company's Securities with respect to any Securities purchasable hereunder which have not been fully paid for.

Date: ___________________

______________________________________

_______________________________________

Tax Identification or Social Security Number

Type or Print Name of Subscriber(s) in Exact

Form to be used on Records of the Company

______________________________________

_______________________________________

Number and Street

Signature

______________________________________

_______________________________________

City, State, and Zip Code

Signature of Joint Subscriber, If Any

ACCEPTANCE BY THE COMPANY

AMERITYRE CORPORATION hereby accepts the foregoing subscription and agrees to be bound by the terms of this Agreement.

AMERITYRE CORPORATION

Dated:_________________________________

_______________________________________

Duly Authorized Officer

SUITABILITY LETTER

I make the following representations with the intent that they may be relied on by AMERITYRE CORPORATION (the "Company"), in determining my suitability as a purchaser of Securities of the Company.

1.

I have such knowledge and experience in business and financial matters that I am capable of evaluating the Company, its proposed business activities, and the risks and merits of this prospective investment, and am not utilizing a purchaser representative as defined in regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the evaluation of such risks and merits.

2.

I have such knowledge and experience in financial and business matters and am capable of evaluating the Company and the proposed activities thereof and the merits and risks of this prospective investment.

3.

I have adequate means of providing for my current needs and possible personal contingencies and have no need in the foreseeable future for liquidity of an investment in the Company.

4.

ACCREDITED INVESTOR.  I confirm that I am an "accredited investor" as defined under rule 501 of regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), as checked below:

(i)

Any bank as defined in section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any small business investment company licensed by the U. S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

9

Yes

9

No

(ii)

Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

9

Yes

9

No

(iii)

Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

9

Yes

9

No

(iv)

Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

9

Yes

9

No

(v)

Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000;

9

Yes

9

No

For purposes of category (v), the term "net worth" means the excess of total assets over total liabilities.  In computing net worth for the purposes of category (v) above, the undersigned's principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

(vi)

Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

9

Yes

9

No

In determining income, the undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(vii)

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section 230.506(b)(2)(ii);

9

Yes

9

No

and;

(viii)

Any entity in which all of the equity owners are accredited investors.

9

Yes

9

No

5.

I have previously been advised that I would have an opportunity to review all the pertinent facts concerning the Company, and to obtain any additional information which I might request, to the extent possible or obtainable, without unreasonable effort and expense, in order to verify the accuracy of the information provided me by the Company.

6.

I have personally communicated or been offered the opportunity to communicate with the executive officers of the Company to discuss the proposed business and financial affairs of the Company, its proposed activities and plans for the future.  I acknowledge that if I would like to further avail myself of the opportunity to ask additional questions of the Company, the Company will make arrangements for such an opportunity on request.

7.

I have been advised that no accountant or attorney engaged by the Company is acting as my representative, accountant, or attorney.

8.

I will hold title to my interest as follows:

[  ]

Community Property

[  ]

Separate Property

[  ]

Joint Tenants with Rights of Survivorship

[  ]

Tenants in Common

[  ]

Other (Single Person, Trust, Etc., Please Indicate.)

9.  I am a bona fide resident of the state of __________ (applies to natural persons).  The address below is my true and correct principal residence.

DATED this _____ day of __________, 20___.

______________________________________

_______________________________________

Name (Please Print)

Name of Joint Subscriber, If Any

______________________________________

_______________________________________

Signature

Signature

______________________________________

_______________________________________

Street Address

Street Address (If Different)

______________________________________

_______________________________________

City, State and Zip Code

City, State and Zip Code (If Different)

INVESTMENT LETTER

Re:

Purchase of __________ Units, each Unit consisting of eight (8) shares of Common Stock and one (1) Class A Warrant and one (1) Class B Warrant to purchase Shares of Common Stock of AMERITYRE CORPORATION (the “Securities”)

In connection with the purchase of the above Securities, the undersigned represents that the Securities are being acquired without a view to, or for, resale in connection with any distribution of such Securities or any interest therein without registration or other compliance under the Securities Act and that the undersigned has no direct or indirect participation in any such undertaking or in the underwriting of such an undertaking.

The undersigned understands that the Securities have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Securities may, under certain circumstances, be inconsistent with this exemption and may make the undersigned an "underwriter" within the meaning of the Securities Act. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and after one year after the date the Securities are fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule.  After two years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

The undersigned acknowledges that for a period of at least two years following the date the Securities are fully paid for the Securities must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Amerityre is under no obligation to register the Securities under the Securities Act except as may be expressly agreed to it in writing. In the event rule 144 is not available, compliance with some other disclosure exemption may be required before the undersigned can sell, transfer, or otherwise dispose of the Securities without registration under the Securities Act. Amerityre's registrar and transfer agent will maintain a stop transfer order against the registration of the transfer of the Securities. The certificate representing the Securities will bear a legend in substantially the following form so restricting the sale of such Securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

Amerityre may refuse to register transfer of the Securities in the absence of compliance with rule 144 unless the undersigned furnishes Amerityre with a "no-action" or interpretive letter from the SEC or an opinion of counsel reasonably acceptable to Amerityre stating that the transfer is proper. Further, unless such letter or opinion states that the Securities are free of any restrictions under the Securities Act, Amerityre may refuse to transfer the Securities to any transferee who does not furnish in writing to Amerityre the same representations and agree to the same conditions with respect to such Securities as set forth herein.  Amerityre may also refuse to transfer the Securities if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

Very truly yours,

DATE:_________________________________

_____________________________________

CERTIFICATE OF PARTNERSHIP, CORPORATION, OR OTHER ENTITY

The undersigned,_________________________________________________ ("Investor"), a

____________________________________[insert type of entity, i.e., partnership, corporation, etc.] organized under the laws of the state of _____________ with its principal offices located at the address set forth below, hereby certifies as follows to induce AMERITYRE CORPORATION (the "Company"), to accept the undersigned's offer to purchase the Company's Securities:

1.

Pursuant to valid and legally binding documents filed at the time and in the manner required by the laws of the state [province] under which Investor was organized as stated above, Investor was formed on ____________________, 20___.

2.

Investor was organized to engage in the business of _____________________________

_____________________________.  Since its organization, Investor's business activities have included the following:  ____________________________________________________________________

_______________________________________________________________________________.

Investor was not organized for the specific purpose of purchasing the Company's Securities.

3.

The offer to purchase the Securities to be sold by the Company has been approved by the governing authority of Investor in accordance with the power vested in it by applicable law and the documents under which the Investor was organized and exists.

4.

Investor has determined that the purchase of the Securities is consistent with its purposes and policies, is of benefit to it, and involves risks that it can reasonably bear.

5.

On request of the Company, Investor shall deliver a certified copy of resolutions duly adopted by the board of directors, general partners, trustees, or other governing authority of Investor and provide further evidence of the authority and power of Investor to make the investment described herein.

The undersigned has caused this document to be executed by the undersigned representative, hereunto duly authorized as of ________________________, 20___.

FOR REQUIRED SIGNATURES, SEE NOTE BELOW.

_____________________________________

Address:

Name of Investor

_____________________________________

______________________________________

______________________________________

_____________________________________

Signature of Authorized Signatory

_____________________________________

Title

NOTE:

Corporations:  must be signed by a president or vice-president

Partnerships:  must be signed by all general partners

Trusts:  must be signed by all managing trustees

Others:  contact the issuer